EXHIBIT 3.3

AMENDED AND RESTATED BYLAWS
OF
COMMUNITY CAPITAL CORPORATION

November 28, 2007

ARTICLE I

OFFICES AND REGISTERED AGENT

Section 1.01.         Principal Office.  The Corporation shall maintain its Principal Office in the City of Greenwood, State of South Carolina or such other place as designated from time to time by the Board of Directors for the principal executive offices of the Corporation.

Section 1.02.         Registered Office.  The Corporation shall maintain a Registered Office as required by the South Carolina Business Corporation Act of 1988, as amended from time to time (the “Act”), at a location in the State of South Carolina designated by the Board of Directors from time to time.  In the absence of a contrary designation by the Board of Directors, the Registered Office of the Corporation shall be located at its Principal Office.

Section 1.03.         Other Offices.  The Corporation may have such other offices within and without the State of South Carolina as the business of the Corporation may require from time to time.  The authority to establish or close such other offices may be delegated by the Board of Directors to one or more of the Corporation’s Officers.

Section 1.04.         Registered Agent.  The Corporation shall maintain a Registered Agent as required by the Act who shall have a business office at the Corporation’s Registered Office.  The Registered Agent shall be designated by the Board of Directors from time to time to serve at its pleasure.  In the absence of such designation the Registered Agent shall be the Corporation’s Secretary.

Section 1.05.          Filings.  In the absence of directions from the Board of Directors to the contrary, the Secretary of the Corporation shall cause the Corporation to maintain currently all filings in respect of the Registered Office and Registered Agent with all governmental officials as required by the Act or otherwise by law.

ARTICLE II

SHAREHOLDERS

Section 2.01.          Annual Meetings.  An annual meeting of the Corporation’s shareholders shall be held once each calendar year for the purpose of electing Directors and for the transaction of such other business as may properly come before the meeting.  The annual meeting shall be held at the time and place within or without the State of South Carolina designated by the Chair of the Board, the Chief Executive Officer, or the Board of Directors from time to time.  In the absence of or in the event of any conflict between any such designation, the annual meeting shall be held at the Corporation’s Principal Office at the hour of eleven thirty in the morning on the third Wednesday of the fifth month following the Corporation’s fiscal year end; but if that day shall be a holiday under federal or South Carolina law, then such annual meeting shall be held on the next succeeding business day.

Section 2.02.          Special Meetings.  Special meetings of the Corporation’s shareholders for any lawful purpose or purposes described in the meeting notice, may be called by the Chair of the Board, the Chief Executive Officer, or by the Board of Directors, and shall be called by the Chair of the Board or the Chief Executive Officer upon the written request made to the Secretary of the Corporation by the holders of record of not less than ten percent of the Corporation’s outstanding shares of stock entitled to vote at such meeting.  The written request made to the Secretary of the Corporation shall describe the purpose for which the special meeting is to be held.  Special meetings of the shareholders shall be held at a time and location designated by the Chair of the Board, the Chief Executive Officer, or by the Board of Directors as reflected in the notice of the meeting as provided for hereinafter; provided, however, that if the Chair of the Board, the Chief Executive Officer, or a majority of Directors do not designate a time and location, such meetings shall be held at the Corporation’s Principal Office at the hour of eleven thirty in the morning on the date designated in the notice of the meeting provided for below.  In the event that the Chair of the Board, the Chief Executive Officer, or a majority of Directors timely designate different times or locations, then the designations of the majority of the Directors shall control.

Section 2.03.          Notice of Meetings, Waiver or Notice.  Written or printed notice of all meetings of shareholders shall be delivered not less than ten nor more than sixty days before the meeting date, either personally, by mail, or by any other method permitted under the Act, to all shareholders of record entitled to vote at such meeting.   If mailed, the notice shall be deemed to be delivered when deposited with postage thereon prepaid in the United States mail, addressed to the shareholder at the shareholder’s address as it appears on the Corporation’s records, or if a shareholder shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, then directed to such shareholder at that other address.  Such notice shall state the date, time, and place of the meeting and, in the case of a special meeting, the purpose or purposes for which such meeting was called.  At the written request, delivered personally or by registered or certified mail, of the person or persons calling a special meeting of shareholders, the Chief Executive Officer, the President, or Secretary of the Corporation shall fix the date and time of the meeting and provide notice thereof to the shareholders as required above; provided, however, such date shall in no event be fixed less than ten or more than sixty days from the date the request was received.  If the notice of the meeting is not given within fifteen days after the request is made to the Chief Executive Officer, the President, or Secretary, the person or persons calling the meeting may fix the date and time of the meeting and give or cause to be given the notice thereof required above.  Notice of a meeting of shareholders need not be given to any shareholder who attends such meeting or who, in person or by proxy, signs a waiver of notice either before or after the meeting.  To be effective such waiver shall contain statements or recitals sufficient to identify beyond a reasonable doubt the meeting to which it applies.  Such statements or recitals may, but need not necessarily, include reference to the date and purpose of the meeting and the business to be transacted thereat.  Statement or recital of the proper date of a meeting shall be conclusive identification of the meeting to which a waiver of notice applies unless the waiver contains additional statements or recitals creating a patent ambiguity as to its proper application.

Section 2.04.          Quorum.  Except as may otherwise be required by the Act or the Corporation’s Articles of Incorporation, at any meeting of shareholders the presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote thereat shall constitute a quorum for the transaction of any business properly before the meeting.  Shares entitled to vote as a separate voting group on a matter may take action at a meeting on such matter only if a quorum of the shares in the separate voting group is present in person or by proxy at the meeting.  Except as may otherwise be required by law or the Corporation’s Articles of Incorporation, at any meeting of shareholders the presence, in person or by proxy, of the holders of a majority of the outstanding shares in a separate voting group entitled to vote thereat as separate voting group, if any, shall constitute a quorum of such separate voting group for purposes of such matter.  In the absence of a quorum a meeting may be adjourned from time to time, in accordance with the provisions concerning adjournments contained elsewhere in these Amended and Restated Bylaws, by the holders of a majority of the shares represented at the meeting in person or by proxy.  At such adjourned meeting a quorum of shareholders may transact such business as might have been properly transacted at the original meeting.

Section 2.05.           Transaction of Business.  Business transacted at an annual meeting of shareholders may include all such business as may properly come before the meeting.  Business transacted at a special meeting of shareholders shall be limited to the purposes stated in the notice of the meeting.

Section 2.06.            Shareholders of Record.  For the purpose of determining shareholders entitled to vote at any meeting of shareholders, or entitled to receive dividends or other distributions, or in connection with any other proper purpose requiring a determination of shareholders, the Board of Directors shall by resolution fix a record date for such determination.  The date shall be not more than seventy and not less than ten days prior to the date on which the activity requiring the determination is to occur.  The shareholders of record appearing in the stock transfer books of the Corporation at the close of business on the record date so fixed shall constitute the shareholders of right in respect of the activity in question.  In the absence of action by the Board of Directors to fix a record date, the record date shall be ten days prior to the date on which the activity requiring a determination of shareholders is to occur. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting to a date not later than one hundred twenty days after the date fixed for the original meeting; provided, however, that the Board of Directors may in its discretion fix a new record date for any adjourned meeting.

Section 2.07.           Voting.  Except as may otherwise be required by the Act or the Corporation’s Articles of Incorporation, and subject to the provisions concerning shareholders of record contained elsewhere in these Amended and Restated Bylaws, a person (or such person’s proxy) present at a meeting of shareholders shall be entitled to one vote for each share of voting stock as to which such person is the shareholder of record.  In elections of Directors, those candidates receiving the greater number of votes cast (although not necessarily a majority of votes cast) at the meeting shall be elected.  Any other corporate action shall be authorized by a majority of the votes cast at the meeting unless otherwise provided by the Act, the Corporation’s Articles of Incorporation, or these Amended and Restated Bylaws.

Section 2.08.          Voting Inspectors.  For each meeting of shareholders an odd number of persons (which may be only one person) shall be appointed to serve as voting inspectors, either by the Board of Directors prior to the meeting or by the presiding official at the meeting.  The voting inspectors may include one or more representatives of the Corporation’s Transfer Agent, if any.  The voting inspectors shall by majority decision (if more than one inspector) resolve all disputes which may arise concerning the qualification of voters, the validity of proxies, the existence of a quorum, the voting power of shares, and the acceptance, rejection, and tabulation of votes.  Each voting inspector shall take an oath (which may be in writing) to execute his duties impartially and to the best of his ability.  Such oath shall be administered to each voting inspector before a voting inspector enters upon the discharge of his duties.  The Corporation is entitled to reject a vote, consent, waiver, or proxy appointment if the voting inspector(s), acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory’s authority to sign for the shareholder.  Neither the Corporation nor the voting inspector(s) who accepts or rejects a vote, consent, waiver, or proxy appointment in good faith and in accordance with the standards of this section shall be liable in damages to any shareholder for the consequences of the acceptance or rejection.  Corporate action based on the acceptance or rejection of a vote, consent, waiver, or proxy appointment under this Section 2.08 is valid unless a court of competent jurisdiction determines otherwise.

Section 2.09.           Adjournments.  A majority of the voting shares held by shareholders of record present in person or by proxy at a meeting of shareholders may (whether or not constituting a quorum) adjourn a meeting from time to time to a date, time, and place fixed by notice as provided for above or, if such date is less than thirty days from the date of adjournment, to a date, time, and place fixed by the majority vote and announced at the original meeting prior to adjournment.

Section 2.10.           Action Without Meeting.  Holders of record of voting shares may take action without meeting by written consent as to such matters and in accordance with such requirements and procedures as may be permitted by the Act.

Section 2.11.           Proxies.  At all meetings of shareholders, a shareholder may vote in person or by proxy.  Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting.  A proxy must be filed (a) in writing executed by the shareholder or by his duly authorized attorney in fact, or (b) by a telegram or cablegram appearing to have been transmitted by the shareholder; provided, however that the Board of Directors may also establish procedures by which shareholders can file proxies with the Secretary by telecopier facsimile transmission.  No proxy shall be valid after eleven months from the date of its execution unless it qualifies as an irrevocable proxy under the Act.

Section 2.12.            Voting of Shares by Certain Holders.  Shares standing in the name of another corporation may be voted, either in person or by proxy, by the officer, agent, or proxy as the bylaws of that corporation may prescribe, or in the absence of such provision, as the board of directors of that corporation may determine.

Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name.  Such trustee, either in person or by proxy, may vote shares standing in the name of a trustee but no trustee shall be entitled to vote shares held by such trustee without a transfer of the shares into such trustee’s name as trustee.

Shares standing in the name of a receiver may be voted, either in person or by proxy, by the receiver, and shares held by or under the control of a receiver may be voted, either in person or by proxy, by the receiver without the transfer thereof into such receiver’s name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote, either in person or by proxy, the shares so transferred.

Section 2.13.             Action.  Approval of actions by shareholders shall be in accordance with the requirements of the Act, except to the extent otherwise provided by the Corporation’s Articles of Incorporation.

Section 2.14.             Inspection Rights.  The shareholders shall have only such rights to inspect records of this Corporation to the extent, and according to the procedures and limitations, prescribed by the Act.

Section 2.15.             Business to be Conducted at Annual or Special Meeting.  At an annual or special meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before an annual or special meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors; or (c) properly brought before the meeting by a shareholders.

To be properly brought before the meeting by a shareholders, the shareholders: (a) must be entitled to vote at the respective annual or special meeting of the shareholders and (b) must give written notice of such shareholders’ intent to propose such business by certified mail, postage prepaid, to the Secretary of the Corporation that is timely and satisfies the content requirements of this Section.

For a notice to be timely, it must be received at the principal offices of the Corporation not less than (i) with respect to business to be conducted at an annual meeting of the shareholders, sixty days, but not more than ninety days, prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that if the annual meeting is not held within thirty days before or after such anniversary date, then for the notice by the shareholders to be timely it must be so received not later than the close of business on the tenth day following the date on which the notice of the meeting was mailed, and (ii) with respect to business to be conducted at a special meeting of shareholders, ten days following the date on which notice of such meeting is first given to shareholders.

For a notice to satisfy the content requirements of this Section, it must set forth as to each matter the shareholders proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting (including the specific proposal(s) to be presented) and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Corporation's books, of the shareholders proposing such business, (c) the class and number of shares of the Corporation that are owned of record, and the class and number of shares of the Corporation that are held beneficially, but not held of record, by the shareholder as of the record date for the meeting, if such date has been made publicly available, or as of a date within ten days of the effective date of the notice by the shareholder if the record date has not been made publicly available, and (d) any interest of the shareholders in such business.

In the event that a shareholder attempts to bring business before an annual or special meeting without complying with the provisions of this Section, the chairman of the meeting shall declare to the meeting that the business was not properly brought before the meeting in accordance with the foregoing procedures, and such business shall not be transacted, except that any shareholders proposal which complies with Rule 14a-8 or any successor provision or Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended, and is to be included in the Corporation's proxy statement for an annual meeting of shareholders shall be deemed to comply with the requirements of this Section.  The chairman of any annual or special meeting, for good cause shown and with proper regard for the orderly conduct of business at the meeting, may waive in whole or in part the operation of this Section.

Section 2.16.             Conduct of Meetings.  The Chair of the Board shall preside at each meeting of shareholders.  In the absence of the Chair of the Board, the meeting shall be chaired by the Vice-Chair of the Board.  In the absence of the Chair of the Board and the Vice-Chair of the Board, the meeting shall be chaired by an officer of the Corporation in accordance with the following order: Chief Executive Officer, President and Vice President.  In the absence of all such officers, the meeting shall be chaired by an officer of the Corporation chosen by the vote of a majority in interest of the shareholders present in person or represented by proxy and entitled to vote thereat.  The Secretary or in his or her absence an Assistant Secretary or in the absence of the Secretary and all Assistant Secretaries a person whom the chairman of the meeting shall appoint shall act as secretary of the meeting and keep a record of the proceedings thereof.

The Board of Directors of the Corporation shall be entitled to make such rules or regulations for the conduct of meetings of shareholders as it shall deem necessary, appropriate or convenient.  Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to shareholders of record of the Corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comment by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot.  Unless, and to the extent, determined by the Board of Directors or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with rules of parliamentary procedure.

ARTICLE III

DIRECTORS

Section 3.01.            Authority.  The Board of Directors shall have ultimate authority over the conduct and management of the business and affairs of the Corporation.

Section 3.02.            Number and Tenure.  Unless otherwise provided in the Corporation ’s Articles of Incorporation, the number of Directors of the Corporation shall be that number as may be fixed from time to time by resolution of the Board of Directors, but in no event shall the number be less than five or greater than twenty-five. The number of Directors as of the date of these Amended and Restated Bylaws shall be sixteen. The number of members of the Board of Directors can be increased or decreased within the foregoing range in accordance with the Act at any time by the Board of Directors, provided that no decrease in the established number of Directors shall have the effect of shortening the term of any incumbent Director. In addition, unless provided otherwise by resolution of the Board of Directors, if, in any case after proxy materials for an annual meeting of shareholders have been mailed to shareholders, any person named therein to be nominated at the direction of the Board of Directors becomes unable or unwilling to serve, the number of authorized Directors shall be automatically reduced by a number equal to the number of such persons.  Subject to and as set forth in the Corporation’s Articles of Incorporation, at any time that the Board of Directors consists of nine or more directorships, unless provided otherwise by the Corporation’s Articles of Incorporation, the terms of office of Directors will be staggered by dividing the total number of Directors into three classes, with each class accounting for one-third, as near as may be, of the total number of directorships.  If the number of directorships is changed, any increase or decrease shall be so apportioned among the classes as to make all classes as nearly equal in number as possible, and when the number of directorships is increased and any newly created directorships are filled by the Board of Directors, the terms of the additional Directors shall expire at the next election of Directors by the shareholders. Subject to Section 3.03 below, each Director, except in the case of his or her earlier death, written resignation, retirement, disqualification or removal, shall serve for the duration of his or her term, as staggered, and thereafter until his successor shall have been elected and qualified. In case of any increase in the number of Directors, the additional directorships so created may be filled in the first instance in the same manner as a vacancy in the Board of Directors.

Section 3.03.            Qualification and Mandatory Retirement.  A Director need not be a shareholder. Notwithstanding anything contained herein to the contrary, the term of office of each Director shall expire at the first to occur of the following mandatory retirement provisions:

(i)           The term of each Director whose seventy-fourth birthday occurs before January 1, 2005, shall expire at the annual meeting of the Corporation’s shareholders held in 2005.

(ii)           The term of each Director whose seventy-third birthday occurs before January 1, 2006, shall expire at the annual meeting of the Corporation’s shareholders held in 2006.

(iii)           The term of each Director whose seventy-second birthday occurs before January 1, 2007, shall expire at the annual meeting of the Corporation’s shareholders held in 2007.

(iv)           The term of each Director whose seventy-first birthday occurs before January 1 2008, shall expire at the annual meeting of the Corporation’s shareholders held in 2008.

(v)           The term of each Director whose seventieth birthday occurs before January 1, 2009, shall expire at the annual meeting of the Corporation’s shareholders held in 2009.

(vi)           The term of each Director whose seventieth birthday occurs on or after January 1, 2009, shall expire at the first annual meeting of the Corporation’s shareholders held after such Director’s seventieth birthday.

Notwithstanding the foregoing, despite the expiration of a Director’s term as set forth above, each Director continues to serve until his or her successor is elected and qualified, or until there is a decrease in the number of Directors in accordance with the Act.

Commencing on January 1, 2008, no individual who is seventy years of age or older shall be eligible to be nominated for election as a Director, regardless of whether such election is by the Board of Directors or by the shareholders and regardless of whether such individual is serving as a Director at the time of such proposed nomination or election.

Section 3.04.            Removal.  Subject to the Corporation’s Articles of Incorporation, any Director may be removed from office without cause by a vote of the holders of eighty percent of the shares of the Corporation’s voting stock.  In accordance with the Act, any Director may be removed from office with cause by a majority vote of the Board of Directors or a majority vote of the shares of the Corporation’s voting stock at a meeting at which only the removal and replacement of the Director or Directors in question shall be considered.

Section 3.05.            Vacancies.  Unless the Corporation’s Articles of Incorporation provide otherwise, if a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of Directors:  (1) the shareholders may fill the vacancy; (2) the Board of Directors may fill the vacancy; or (3) if the Directors remaining in office constitute fewer than a quorum of the Board of Directors, they may fill the vacancy by the affirmative vote of a majority of all the Directors remaining in office; provided, however, that no person removed from office pursuant to these Amended and Restated Bylaws may be elected to fill the vacancy created by such person’s removal.

Section 3.06.             Annual and Regular Meetings.  An annual meeting of the Board of Directors shall be called and held for the purpose of appointing Officers and committees and transacting any other business.  If such meeting is held promptly after and at the place specified for the annual meeting of shareholders, no notice of the annual meeting of the Board of Directors need be given.  Otherwise, such annual meeting of the Board of Directors shall be held at such time (at any time prior to and not more than thirty days after the annual meeting of shareholders) and place as may be specified in the notice of the meeting.  The Board of Directors may by resolution provide for the holding of additional regular meetings without notice other than such resolution; provided, however, the resolution shall fix the dates, times, and places (which may be anywhere within or without the State of the Corporation’s Principal Office) for these regular meetings.  Except as otherwise provided by law, any business may be transacted at any annual or regular meeting of the Board of Directors.

Section 3.07.              Special Meetings; Notice of Special Meeting.  Any Director, the Chair of the Board, or the Chief Executive Officer may call special meetings of the Board of Directors for any lawful purpose or purposes.  The person calling a special meeting shall give, or cause to be given, to each Director at his business address, notice of the date, time and place of the meeting by any normal means of communication not less than seventy-two hours nor more than sixty days prior thereto.  The notices may, but need not, describe the purpose of the meeting.  If mailed, the notice shall be deemed to be delivered when deposited in the United States mail addressed to the Director’s business address, with postage thereon prepaid.  If notice is given by telegram, the notice shall be deemed delivered when the telegram is delivered to the telegraph company and the transmission fee therefor is paid.  If notice is given by telecopier facsimile transmission, the notice shall be deemed delivered when the facsimile of the notice is transmitted to a telecopier facsimile receipt number designated by the receiving Director, if any, so long as such Director transmits to the sender an acknowledgment of receipt.  Any time or place fixed for a special meeting must permit participation in the meeting by means of telecommunications as authorized below.

Section 3.08.              Waiver of Notice of Special Meetings.  Notice  of a special meeting need not be given to any Director who signs a waiver of notice either before or after the meeting.  To be effective the waiver shall contain recitals sufficient to identify beyond reasonable doubt the meeting to which it applies.  The recitals may, but need not necessarily, include reference to the date and purpose of the meeting and the business transacted thereat.  Recital of the proper date of a meeting shall be conclusive identification of the meeting to which a waiver of notice applies unless the waiver contains additional recitals creating a patent ambiguity as to its proper application.  The attendance of a Director at a special Directors meeting shall constitute a waiver of notice of that meeting, except where the Director attends the meeting for the sole and express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 3.09.              Participation by Telecommunications.  Any Director may participate in, and be regarded as present at, any meeting of the Board of Directors by means of conference telephone or any other means of communication by which all persons participating in the meeting can hear each other at the same time.

Section 3.10.              Quorum. A majority of Directors in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.  If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Section 3.11.              Action.  The Board of Directors shall take action pursuant to resolutions adopted by the affirmative vote of a majority of the Directors participating in a meeting at which a quorum is present, or the affirmative vote of a greater number of Directors where required by the Corporation’s Articles of Incorporation or otherwise by law.

Section 3.12.              Action Without Meeting.  Any action permitted by the Act and required or permitted to be taken by the Board of Directors at an annual, regular, or special meeting may be taken without a meeting if one or more consents in writing, setting forth the action taken, shall be signed by all of the Directors in accordance with the procedures authorized by the Act.

Section 3.13.              Presumption of Assent.  A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless such Director’s dissent shall be entered in the minutes of the meeting, or unless such Director shall file such Director’s written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such Director’s dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting.  The right to dissent shall not apply to a Director who voted in favor of such action.

Section 3.14.              Committees.  The Board of Directors may from time to time by resolution, adopted in accordance with the Act, designate and delegate authority to an Audit Committee, a Compensation Committee, and other committees, with any or all such authority as may be permitted by the Act and these Amended and Restated Bylaws.  Any such committee may be designated as a standing committee appointed annually or as a special committee for specific circumstances or transactions with a limited duration.  Each committee shall be composed of two or more Directors, who shall serve at the pleasure of the Board of Directors.  All voting committee members must be Directors of the Corporation appointed by the Board of Directors in accordance with Section 33-8-250 of the Act.  The Board of Directors may from time to time appoint individuals to serve as non-voting members of a committee.  The Chair of the Board shall be given notice of all committee meetings and may in the Chair of the Board’s discretion attend meetings of any committee to which he is not appointed as a member.  The Board of Directors shall prescribe the duties, constitution, and procedures of any committee.  The Board of Directors shall designate one voting member of each committee as its chairman.

Section 3.15                Prohibited Committee Actions.  No committee may:  (1) authorize distributions (as defined in Section 33-1-400(7) of the Act) to or for the benefit of the shareholders; (2) approve or propose to the shareholders any action that the Act requires to be approved by the shareholders; (3) fill vacancies on the Board of Directors or on any of its committees; (4) amend the Corporation’ s Articles of Incorporation; (5) adopt, amend, or repeal bylaws; (6) approve a plan of merger not requiring shareholder approval; (7) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; or (8) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the Board of Directors may authorize a committee (or a senior executive officer of the Corporation) to do so within limits specifically prescribed by the Board of Directors.

Section 3.16.               Committee Meetings.  A majority of each committee’ s voting members shall constitute a quorum for the transaction of business by the committee, and each committee shall take action pursuant to resolutions adopted by a majority of the committee’s voting members participating in a meeting at which a quorum of the committee is present.  Each committee may also take action without a meeting if a consent in writing, setting forth the action taken, shall be signed by all of the committee ’s voting members in accordance with the procedures authorized by the Act.  Special meetings of any committee may be called at any time by any Director who is a member of the committee or by any person entitled to call a special meeting of the full Board of Directors.  Except as otherwise provided in this section, the conduct of all meetings of any committee, including notice thereof, and the taking of any action by such committee, shall be governed by Sections 3.06 through 3.13 of this Article.

Section 3.17.               Compensation.  The Board of Directors may by resolution authorize payment to all Directors of a uniform fixed sum or other benefit, including options to purchase capital stock of the Corporation, for attendance at each meeting or a stated salary (which need not be uniform) as a Director, or a combination thereof, in such amounts as the Board of Directors may determine from time to time.  The Board of Directors may, in its discretion, authorize payments of greater amounts or different forms to the Chair of the Board or particular Directors or committee members than are paid to other Directors.  No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefore.  The Board of Directors may also by resolution authorize the payment or reimbursement of all expenses of each Director related to the Director’s attendance at meetings or other service to the Corporation.

Section 3.18.               Notification of Nominations.  Nominations for the election of Directors may be made by the Board of Directors or by any shareholder entitled to vote for the election of Directors.  Any shareholder entitled to vote for the election of Directors at a meeting may nominate persons for election as Directors only if written notice of such shareholder’s intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of shareholders, thirty, but not more than sixty, days in advance of such meeting, and (ii) with respect to any election to be held at a special meeting of shareholders for the election of Directors, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders.  Each such notice shall set forth: (a) the name, business address and residence address of the shareholder who intends to make the nomination and of the person or persons to be nominated, (b) the class and number of shares of the Corporation beneficially owned by the shareholder and whether the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (c) a description of all arrangements or understandings between such shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder, (d) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors, and (e) the consent of each nominee to serve as a Director of the Corporation if elected.  The chairman of a shareholder meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.  The chairman of any such meeting, for good cause shown and with proper regard for the orderly conduct of business at the meeting, may waive in whole or in part the operation of this Section.

Section 3.19.               Order of Business.  Unless otherwise determined by the Board of Directors, the order of business at the annual meeting, and so far as practicable at all other meetings, of the Board of Directors, shall be as follows:

1.           Determination of a quorum
2.           Reading and disposal of all unapproved minutes
3.           Reports of Officers and committees, if applicable
4.           Change in established number of Directors, if applicable
5.           Appointment of Officers and committees, if applicable
6.           Unfinished business, if applicable
7.           New business
8.           Adjournment

Unless, and to the extent, determined by the Board of Directors or the chairman of the meeting, or unless required by a specific rule to the contrary in these Amended and Restated Bylaws, the Corporation’s Articles of Incorporation, or the Act, meetings of the Board of Directors shall not be required to be held in accordance with rules of parliamentary procedure.

ARTICLE IV

DIRECTORS EMERITUS

Section 4.01             Number; Election.  Each Director Emeritus shall be a Director or former Director of the Corporation.  The number of Directors Emeritus shall be fixed, and each Director Emeritus shall be elected, from time to time by a majority vote of the Board of Directors.  Each Director Emeritus shall remain a Director Emeritus until his or her removal, resignation, death, or incapacity.  The term of office of each Director Emeritus shall not be subject to the expiration provisions contained in Section 3.03.

Section 4.02           Authority.  Unless the Board of Directors from time to time determines otherwise, Directors Emeritus shall not be given notice of meetings of the Board of Directors, shall not be entitled to information generally made available to Directors, and shall not be entitled to participate in meetings of the Board of Directors.  No Director Emeritus shall, nor is any Director Emeritus entitled to, vote on any matter.  No Director Emeritus shall be deemed to be a fiduciary of the Corporation for any purpose and shall not assume any liability or obligation for any act or omission undertaken as a Director Emeritus.

Section 4.03          Resignation.  Any Director Emeritus desiring to resign as a Director Emeritus may notify the Secretary of the Corporation in writing of such desire.  The duties of such Director Emeritus shall terminate upon receipt by the Secretary of such notice.

Section 4.04           Removal.  Any Director Emeritus may be removed as a Director Emeritus, with or without cause, by a majority vote of the Board of Directors.

Section 4.05          Compensation.  No Director Emeritus is entitled to receive any fixed sum, or reimbursement of expenses, for attendance at any Board of Director meeting or to receive any salary as a Director Emeritus.  These prohibitions shall not preclude any Director Emeritus from serving the Corporation or its subsidiaries in any other capacity and receiving compensation therefor.

Section 4.06        Elimination of Director Emeritus Designation.  Upon a majority vote of the Board of Directors at any time, the provisions of this Article IV may be suspended, and the terms of all existing Directors Emeritus, and all corresponding rights and privileges as Directors Emeritus, shall immediately terminate.

ARTICLE V

OFFICERS

Section 5.01.         In General.  The Officers of the Corporation shall consist of a Chair of the Board, a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, a Chief Financial Officer, and such additional vice presidents, assistant secretaries, and such other officers and agents as the Board of Directors deems advisable from time to time.  All Officers shall be appointed by the Board of Directors to serve at the pleasure of the Board of Directors.  Except as may otherwise be provided by Act or in the Corporation’s Articles of Incorporation, the Board of Directors may remove any Officer at any time, with or without cause.  The Board of Directors may fill any vacancy, however occurring, in any office for the unexpired term.  One person may hold two or more offices.  Each Officer shall exercise the authority and perform the duties as may be set forth in these Amended and Restated Bylaws and any additional authority and duties as the Board of Directors shall determine from time to time.

Section 5.02.         Chair of the Board.  The Board of Directors shall elect from the Directors a Chair of the Board to serve at the pleasure of the Board of Directors.  The Chair of the Board shall whenever possible preside at all meetings of shareholders and all meetings of the Board of Directors.  The Chair of the Board shall review, at least on an annual basis, the composition of each committee of the Board of Directors and recommend to the Board of Directors nominees for each committee of the Board of Directors.  The Chair of the Board shall exercise such additional authority and duties as set forth in these Amended and Restated Bylaws and as the Board of Directors shall determine from time to time.

Section 5.03.         Vice-Chair of the Board.  The Board of Directors shall elect from the Directors a Vice-Chair of the Board to serve at the pleasure of the Board of Directors.  In the absence of the Chair of the Board, the Vice-Chair of the Board shall whenever possible preside at all meetings of shareholders and all meetings of the Board of Directors.  The Vice-Chair of the Board shall exercise such additional authority and duties as set forth in these Amended and Restated Bylaws and as the Board of Directors shall determine from time to time.

Section 5.04.         Chief Executive Officer.  The Chief Executive Officer, subject to the authority of the Board of Directors, shall manage the business and affairs of the Corporation.  The Chief Executive Officer shall see that the resolutions of the shareholders and of the Board of Directors are put into effect.  Except as otherwise provided herein and as may be specifically limited by resolution of the shareholders or the Board of Directors or an authorized committee thereof, the Chief Executive Officer shall have full authority to execute on the Corporation’s behalf any and all contracts, agreements, notes, bonds, deeds, mortgages, certificates, instruments, and other documents.  The Chief Executive Officer shall also perform such other duties and may exercise such other powers as are incident to the office of Chief Executive Officer and as are from time to time assigned to him by the Act, these Amended and Restated Bylaws, the Board of Directors, or an authorized committee thereof.

Section 5.05.          President.  The President, subject to the authority of the Board of Directors and the Chief Executive Officer, shall manage the business and affairs of the Corporation.  The President shall serve under the direction of the Chief Executive Officer.  In the absence, incapacity, inability, or refusal of the Chief Executive Officer to act, the President shall assume the authority and perform the duties of the Chief Executive Officer.  Except as otherwise provided herein and as may be specifically limited by resolution of the shareholders or the Board of Directors or an authorized committee thereof, the President shall have full authority to execute on the Corporation’ s behalf any and all contracts, agreements, notes, bonds, deeds, mortgages, certificates, instruments, and other documents.  The President shall also perform such other duties and may exercise such other powers as are incident to the office of President and as are from time to time assigned to him by the Act, these Amended and Restated Bylaws, the Board of Directors, or an authorized committee thereof.

Section 5.06.          Vice Presidents.  Except as otherwise determined by the Board of Directors, each Vice President shall serve under the direction of the Chief Executive Officer and the President.  Except as otherwise provided herein, each Vice President shall perform such duties and may exercise such powers as are incident to the office of vice president and as are from time to time assigned to him by the Act, these Amended and Restated Bylaws, the Board of Directors, the Chief Executive Officer, or the President.

Section 5.07.          Secretary.  Except as otherwise provided by these Amended and Restated Bylaws or determined by the Board of Directors, the Secretary shall serve under the direction of the Chief Executive Officer and the President.  The Secretary shall whenever possible attend all meetings of the shareholders and the Board of Directors, and whenever the Secretary cannot attend such meetings, such duty shall be delegated by the presiding officer for such meeting to a duly authorized assistant secretary.  The Secretary shall record or cause to be recorded under the Secretary’s general supervision the proceedings of all such meetings and any other actions taken by the shareholders or the Board of Directors (or by any committee of the Board of Directors in place of the Board of Directors) in a book or books (or similar collection) to be kept for such purpose.  The Secretary shall give, or cause to be given, all notices in connection with such meetings.  The Secretary shall be the custodian of the corporate seal and affix the seal to any document requiring it, and to attest thereto by signature.  The Secretary may delegate the Secretary’s authority to affix the Corporation’s seal and attest thereto by signature to any Assistant Secretary.  The Board of Directors may give general authority to any other officer or specified agent to affix the Corporation’s seal and to attest thereto by signature.  Unless otherwise required by law, the affixing of the Corporation’s seal shall not be required to bind the Corporation under any documents duly executed by the Corporation and the use of the seal shall be precatory in the discretion of the Corporation’s duly authorized signing officers.  The Secretary shall properly keep and file, or cause to be properly kept and filed under the Secretary’s supervision, all books, reports, statements, notices, waivers, proxies, tabulations, minutes, certificates, documents, records, lists, and instruments required by the Act or these Amended and Restated Bylaws to be kept or filed, as the case may be.  The Secretary may when requested, and shall when required, authenticate any records of the Corporation.  Except to the extent otherwise required by the Act, the Secretary may maintain, or cause to be maintained, such items within or without the State of South Carolina at any reasonable place.  In the event the Board of Directors designates and engages a Transfer Agent, as permitted by these Amended and Restated Bylaws, such duties of keeping such shareholder records and the like accepted by such Transfer Agent shall be deemed delegated from the Secretary to such Transfer Agent, but such Transfer Agent shall be subject to supervision  of the Secretary.  The Secretary shall perform such other duties and may exercise such other powers as are incident to the office of secretary and as are from time to time assigned to such office by the Act, these Amended and Restated Bylaws, the Board of Directors, the Chief Executive Officer, or the President.

Section 5.08.          Chief Financial Officer.  Except as otherwise provided by these Amended and Restated Bylaws or determined by the Board of Directors, the Chief Financial Officer shall serve under the direction of the Chief Executive Officer and the President.  The Chief Financial Officer shall keep safe custody of the Corporation’s funds and securities, maintain and give complete and accurate books, records, and statements of account, give and receive receipts for moneys, and make deposits of the Corporation’s funds, or cause the same to be done under the Chief Financial Officer’s supervision.  The Chief Financial Officer shall upon request report to the Board of Directors on the financial condition of the Corporation.  The Board of Directors may require the Chief Financial Officer at any time and from time to time to give such bond as the Board of Directors may determine.  The Chief Financial Officer shall perform such other duties and may exercise such other powers as are incident to the office of Chief Financial Officer and as are from time to time assigned to such office by the Act, these Amended and Restated Bylaws, the Board of Directors, the Chief Executive Officer, or the President.

Section 5.09.          Assistant Officers.  Except as otherwise provided by these Amended and Restated Bylaws or determined by the Board of Directors, the Assistant Secretaries, if any, shall serve under the immediate direction of the Secretary, and under the ultimate direction of the Chief Executive Officer and the President.  The Assistant Officers shall assume the authority and perform the duties of their respective immediate superior officer as may be necessary at the direction of such immediately superior officer, or in the absence, incapacity, inability, or refusal of such immediate superior officer to act.  The seniority of Assistant Officers shall be determined from their dates of appointment unless the Board of Directors shall otherwise specify.

Section 5.10.           Salaries.  The Board of Directors shall fix the salaries and other compensation of the officers from time to time, and no officer shall be prevented from receiving a salary or other compensation by reason of the fact that such officer is also a Director of the Corporation.

ARTICLE VI

INDEMNIFICATION

Section 6.01.            Scope.  Every person who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person or a person of whom such person is the legal representative is or was a Director or Officer of the Corporation or is or was serving at the request of the Corporation or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under and pursuant to the Act (and regardless of whether such proceeding is by or in the right of the Corporation), against all expenses, liabilities, and losses (including without limitation attorneys’ fees, judgments, fines, and amounts paid or to be paid in settlement) suffered, or reasonably incurred by such person in connection therewith.  Such right of indemnification shall be a contract right that may be enforced in any manner desired by such person.  Such right of indemnification shall not be exclusive of any other right which such Directors, Officers, or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of shareholders, insurance, provision of law, or otherwise, as well as their rights under this Article VI.  The Corporation may contract in advance to provide indemnification.

Section 6.02.            Advances and Reimbursements.  The determination that indemnification under this Article VI is permissible and the evaluation as to the reasonableness of expenses in a specific case shall be made, in the case of a Director, as provided by the Act, and in the case of an Officer or other person indemnified under Section 6.03, if any, as provided in Section 6.03 of this Article; provided, however, that if a majority of the Directors of the Corporation has changed after the date of the alleged conduct giving rise to a claim for indemnification, such determination and evaluation shall, at the option of the person claiming indemnification, be made by special legal counsel agreed upon by the Board of Directors and such person.  Unless a determination has been made that indemnification is not permissible, and upon receipt of such written affirmation as required by the Act from the person to be indemnified, the Corporation shall make advances and reimbursements for expenses incurred by a Director or Officer or other person indemnified under Section 6.03, if any, in a proceeding upon receipt of an undertaking from such person to repay the same if it is ultimately determined that such person is not entitled to indemnification.  Such undertaking shall be an unlimited, unsecured general obligation of the Director or Officer and shall be accepted without reference to such person’s ability to make repayment.  The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that a Director or Officer acted in such a manner as to make such person ineligible for indemnification.

Section 6.03.            Indemnification of Other Persons.  The Corporation may, to a lesser extent or to the same extent that the Corporation is required to provide indemnification to its Directors and Officers, provide indemnification and make advances and reimbursements for expenses to (a) its employees, agents, and advisors, (b) the directors, officers, employees, agents, and advisors of its subsidiaries and predecessor entities, and (c) any person serving any other legal entity in any capacity at the request of the Corporation; and, if authorized by general or specific action of the Board of Directors, may contract in advance to do so.  The determination that indemnification under this Section is permissible, the authorization of such indemnification, and the advance or reimbursement, if any, and the evaluation as to the reasonableness of expenses in a specific case, shall be made as authorized from time to time by general or specific action of the Board of Directors, which action may be taken before or after a claim for indemnification is made, or as otherwise provided by the Act.  The provisions of this Section 6.03 shall limit no person’s rights under Sections 6.01 or 6.02 of this Article.

Section 6.04.            Indemnification Plan.  The Board of Directors may from time to time adopt an Indemnification Plan implementing the rights granted in Section 6.01.  This Indemnification Plan shall set forth in detail any other mechanics for exercise of the indemnification rights granted in this Article VI, and shall be binding upon all parties except to the extent it is proven to be inconsistent with these Amended and Restated Bylaws or the Act.  The absence of the adoption of such plan, however, shall not vitiate the effectiveness of the rights conferred by this Article VI.

Section 6.05.            Insurance.  The Board of Directors may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, or any other person indemnified or described as the subject of potential indemnification in this Article VI, against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person.

Section 6.06.             Miscellaneous.  Every reference in this Article VI to persons who are or may be entitled to indemnification shall include all persons who formerly occupied any of the positions referred to and their respective heirs, executors, and administrators.  Special legal counsel selected to make determinations under this Article VI may be counsel for the Corporation.  Indemnification pursuant to this Article VI shall not be exclusive of any other right of indemnification to which any person may be entitled, including indemnification pursuant to valid contract, indemnification by legal entities other than the Corporation and indemnification under policies of insurance purchased and maintained by the Corporation or others.  However, no person shall be entitled to indemnification by the Corporation to the extent prohibited by the Act or to the extent such person is indemnified by another, including an insurer; provided, however, that the Corporation may make advances and reimbursements, subject to appropriate repayment obligations, under Section 6.02 if the effectiveness of such other indemnification will be delayed.  The provisions of this Article shall not be deemed to prohibit the Corporation from entering into contracts otherwise permitted by law with any individuals or legal entities, including those named above, for the purpose of conducting the business of the Corporation.  Indemnification of any person under this Article VI shall be implemented only in accordance with procedures and requirements mandated by the Act and by plans, if any, adopted pursuant to Section 6.04.  If a court of competent jurisdiction holds any provision of this Article VI or its application to any person or circumstance invalid, the invalidity shall not affect other provisions or applications of this Article VI, and to this end the provisions of this Article VI are severable.

ARTICLE VII

TRANSACTIONS

Section 7.01.              Contracts.  The Board of Directors may authorize any Officer or Officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 7.02.               Loans.  The Board of Directors may authorize any Officer or Officers, or agent or agents, to contract any indebtedness and grant evidence of indebtedness and collateral therefor in the name of an on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 7.03.                 Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by the Officer or Officers, or agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 7.04.                 Deposits.  All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

Section 7.05.                 Voting of Shares in Other Corporations Owned By The Corporation.   Subject always to the specific directions of the Board of Directors, any share or shares of stock issued by any other corporation and owned or controlled by the Corporation may be voted at any shareholders’ meeting of the other corporation by the Chair of the Board, the Chief Executive Officer, or the President of the Corporation if any of them is present, or in their absence by any Vice-President of the Corporation who may be present.  Whenever, in the judgment of the Chair of the Board, the Chief Executive Officer, or the President, or in their absence, of any Vice-President, it is desirable for the Corporation to execute a proxy or give a shareholders’ consent in respect to any share or shares of stock issued by any other corporation and owned or controlled by the Corporation, the proxy or consent shall be executed in the name of the Corporation by the Chair of the Board, the Chief Executive Officer, the President, or one of the Vice-Presidents of the Corporation without necessity of any authorization by the Board of Directors.  Any person or persons designated in the manner above stated as the proxy or proxies of the Corporation shall have full right, power and authority to vote such share or shares of stock issued by the other corporation.

ARTICLE VIII

STOCK

Section  8.01.             Form.  The shares of the Corporation may be represented by certificates or may be uncertificated.  Certificates representing shares of capital stock of the Corporation shall state upon the face thereof the name of the person to whom issued, the number of shares, the fact that the Corporation is organized under the laws of the State of South Carolina, and such other matters as the Board of Directors may approve or as may be required by the Act.  All certificates for shares shall be consecutively numbered.  Certificates for shares of different classes, and different series within a class, to the extent authorized, if any, shall bear appropriate designations to identify the class or series as required by the Act.  Each certificate shall be signed by (a) any one of the  Chair of the Board, the Chief Executive Officer, the President or a Vice-President, and (b) the Secretary or an Assistant Secretary.  Where any such certificate is countersigned by a transfer agent, or registered by a registrar, the signature of any such officer may be a facsimile signature. In case any officer who signed or whose facsimile signature or signatures were placed on any such certificate shall have ceased to be such officer before such certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if he were such officer at the date of issue.  If shares are issued or transferred without certificates, within a reasonable time after issue or transfer, the Corporation or its transfer agent shall send the shareholder a written statement setting out the information that would be on a share certificate, including: (i) the Corporation's name; (ii) the name of the person to whom the shares are issued; (iii) the number and class of shares and the designation of the series, if any, the shares represent; and (iv) the designations, relative rights, preferences, and limitations applicable to each class of shares the Corporation is authorized to issue and the variations in rights, preferences, and limitations determined for each series (and the authority of the Board to determine variations for future series), or a statement to the effect that the Corporation will furnish the shareholder with this information on request in writing and without charge.  If the shares are subject to any restriction on transfer, the restrictions on transfer shall also be set forth in the written statement.

Section 8.02.               Stock Transfer Books.  The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issuance, shall be entered on the stock transfer books of the Corporation.  Such stock transfer books shall be maintained by the Secretary or Transfer Agent as a record of the Corporation’s shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each shareholder.

Section 8.03.              Registration of Transfer.  Upon surrender to the Corporation or any Transfer  Agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or such Transfer Agent (i) to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books, or (ii) if uncertificated registration is requested by the transferor or transferee, to record the transaction upon its books and provide the written statement required by Section 8.01 of this Article VIII.  Upon receipt by the Corporation or any Transfer Agent of proper transfer instructions from the registered owner of uncertificated shares, or from an  individual presenting proper evidence of succession, assignment or authority to transfer uncertificated shares, it shall be the duty of the Corporation or such Transfer Agent (i) to record the transaction upon its books and provide the written statement required by Section 8.01 of this Article VIII, or (ii) if issuance of a certificate is requested by the transferor or transferee, to issue a certificate to the person entitled thereto and record the transaction on its books.

Section 8.04.              New or Replacement Certificates.  No new stock certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed, or mutilated certificate a substitute certificate may be issued therefor upon: (a) the making of an affidavit by the holder of record of the shares represented by such certificate setting forth the facts concerning the loss, theft, or mutilation thereof; (b) delivery of such bond and/or indemnity to the Corporation as the Secretary or Board of Directors may prescribe or as may be required by law; and (c) satisfaction of such other reasonable requirements (which may include without limitation advertisement of the same) as the Secretary or Board of Directors may prescribe.  To the extent permitted by applicable law (including Section 36-8-405 of the South Carolina Uniform Commercial Code), a new certificate may be issued without requiring any bond when, in the judgment of the Board of Directors, it is not imprudent to do so; and without limiting the generality of the foregoing, the Secretary or the Board of Directors may in their discretion waive (except as prohibited by law) any bond requirement otherwise applicable where the aggregate fair market value of the shares represented by such lost, stolen, or mutilated certificate is less than five hundred dollars based upon indicia deemed reasonable by the waiving party.

Section 8.05.                 Beneficial Owners.  The Corporation shall be entitled to recognize the exclusive right of a person registered on its stock transfer books as the owner of shares to receive dividends or other distributions, and to vote as such owner, and to hold liable for calls and assessments, if any, a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by the Act or by procedures, if any, established by resolution of the Board of Directors in its discretion by which a beneficial owner of shares held by a nominee may be recognized as the owner thereof.  Such procedures, if any, shall also set forth the extent of such recognition.

Section 8.06                 Transfer Agent.  The Board of Directors may, in its discretion, appoint an independent institutional Transfer Agent to serve as transfer agent and registrar for the Corporation’s stock at the pleasure of the Board of Directors.  Such Transfer Agent shall assist the Corporation’s Secretary and voting inspectors in performance of their duties respecting shares of the Corporation’s stock.  Such Transfer Agent shall maintain the Corporation’s stock transfer books and stock certificates in accordance with the Act, these Amended and Restated Bylaws, instructions of the Board of Directors, and customary procedures consistently applied.  Such Transfer Agent shall perform such other duties and shall be entitled to exercise such other powers, as may be assigned to the Transfer Agent from time to time by the Secretary or the Board of Directors.

Section 8.07                Transfer Restrictions.  The Secretary shall have full power and authority to place or cause to be placed on any and all stock certificates restrictive legends to the extent reasonably believed necessary or appropriate to ensure the Corporation’s compliance with federal or any state’s securities laws, and to issue to any Transfer Agent stop transfer orders to effect compliance with such legends.

ARTICLE IX

MISCELLANEOUS

Section 9.01.                 Fiscal Year.  The fiscal year of the Corporation shall be established, and may be altered, by resolution of the Board of Directors from time to time as the Board of Directors deems advisable.

Section 9.02.                 Dividends. The Board of Directors may from time to time at any regular or special meeting (or by any other manner of action permitted by these Amended and Restated Bylaws and the Act) declare, and the Corporation may pay, dividends or other distributions on its outstanding shares of stock in the manner and upon the terms and conditions as the Board of Directors deems advisable and as may be permitted by the Corporation’s Articles of Incorporation, the Act, and any other lawful restrictions imposed upon the Corporation.  Such dividends or other distributions, when declared and permitted, may be paid in cash, stock, property, or any other permitted means lawfully declared by the Board of Directors.

Section 9.03.                 Seal.  The seal of the Corporation shall be circular in form and shall have inscribed thereon the name of the Corporation, the year of its organization, and the words “Corporate Seal, State of South Carolina.”

Section 9.04.                 Forms of Records.  When consistent with good business practices, any records of the Corporation may be maintained in other than written form if such other form is capable of reasonable preservation and conversion into written form within a reasonable time.

Section 9.05.                 Amendments.  Any or all of these Amended and Restated Bylaws may be altered, amended, or repealed and new bylaws may be adopted by the Board of Directors, subject to the following: (a) the right of the shareholders to alter, adopt, amend, or repeal bylaws as provided in the Act; and (b) action of the shareholders in adopting, amending, or repealing a particular Bylaw wherein the Board of Directors is expressly prohibited by such shareholder action from amending or repealing the particular Bylaw acted upon by the shareholders.  The shareholders may amend or repeal any or all of these Amended and Restated Bylaws even though these Amended and Restated Bylaws may also be amended or repealed by the Board of Directors.  Any notice of a meeting of shareholders at which bylaws are to be adopted, amended, or repealed shall state that the purpose, or one of the purposes, of the meeting is to consider the adoption, amendment, or repeal of bylaws and contain or be accompanied by a copy or summary of the proposal.

Section 9.06.                 Severability.  If any provision of these Amended and Restated Bylaws or the application thereof to any person or circumstances shall be held invalid or unenforceable to any extent by a court of competent jurisdiction, such provision shall be complied with or enforced to the greatest extent permitted by law as determined by such court, and the remainder of these Amended and Restated Bylaws and the application of such provision to other persons or circumstances shall not be affected thereby and shall continue to be complied with and enforced to the greatest extent permitted by law.

Section 9.07                  Usage.  In construing these Amended and Restated Bylaws, feminine or neuter pronouns shall be substituted for masculine forms and vice versa, and plural terms shall be substituted for singular forms and vice versa, in any place in which the context so requires.  The section and paragraph headings contained in these Amended and Restated Bylaws are for reference purposes only and shall not affect in any way the meaning or interpretation of these Amended and Restated Bylaws.  Terms such as  “hereof”, “hereunder”, “hereto”, and words of similar import shall refer to these Amended and Restated Bylaws in the entirety and all references to “Articles”, “Paragraphs”, “Sections”, and similar cross references shall refer to specified portions of these Amended and Restated Bylaws, unless the context clearly requires otherwise.  Terms used herein that are not otherwise defined shall have the meanings ascribed to them in the Act.  All references to statutory provisions shall be deemed to include corresponding sections of succeeding law.

The foregoing are certified to be the true and complete Amended and Restated Bylaws of the Corporation as adopted by the Board of Directors as of November 28, 2007.

/S/ R. Wesley Brewer
R. Wesley Brewer
Secretary

(Corporate Seal)

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